ROSEHILL RESOURCES INC.
LONG-TERM INCENTIVE PLAN

FORM OF CASH PERFORMANCE AWARD GRANT NOTICE
Pursuant to the terms and conditions of the Rosehill Resources Inc. Long-Term Incentive Plan, as amended from time to time (the “Plan”), Rosehill Resources Inc. (the “Company”) hereby grants to the individual listed below (“you” or the “Participant”) a Cash Performance Award (this “Award”), eligible to be earned in an amount ranging from [____] to [___] of the Target Aggregate Award as set forth below in this Cash Performance Award Grant Notice (this “Grant Notice”). This Award is subject to the terms and conditions set forth herein, in the Cash Performance Award Agreement attached hereto as Exhibit A (the “Agreement”), the Cash Performance Award Vesting Criteria and Methodology attached hereto as Exhibit B and the Plan attached hereto as Exhibit C, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:	____________________________________
Date of Grant:	__________________________ (“Date of Grant”)
Target Aggregate Award:	___________________________ (“Target Aggregate Award”)
Target Quarterly Award	_________________ (“Target Quarterly Award”)
Vesting Schedule:
Subject to the terms and conditions of the Agreement, the Plan and the other terms and conditions set forth herein, except as otherwise expressly provided in Section 2 of the Agreement, for each Performance Period (as defined below), you will be eligible to earn a percentage of the Target Quarterly Award (which may range from [___]% to [____]% in accordance with Exhibit B) (the “Quarterly Cash Performance Award”) which shall vest on the applicable Payment Date (as defined in Section 3 of the Agreement) provided that you remain continuously employed by the Company or an Affiliate, as applicable, from the Date of Grant through the end of the applicable Payment Date. The quarterly periods over which the Company’s performance will be measured for purposes of applying the methodology set forth in Exhibit B shall be from [_______] until [________] (each quarterly period, a “Performance Period”).
For the final Performance Period ending [_____], you are eligible to earn a Quarterly Cash Performance Award plus the Annual Catch-Up Award (as defined in Exhibit B), upon the satisfaction of the aggregate performance criteria set forth in Exhibit B, as determined by the Committee in its discretion.

By signing below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. You acknowledge that you have reviewed in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice.
In lieu of receiving documents in paper format, you agree, to the fullest extent permitted by applicable law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, account statements, annual and quarterly reports and all other forms of communications) in connection with this Award. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which you have access. You hereby consent to all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents.
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IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, effective for all purposes as provided above.
ROSEHILL RESOURCES INC.

By: ____________________________
Name:
Title:

PARTICIPANT

By: ____________________________
Name:
Title:

EXHIBIT A

CASH PERFORMANCE AWARD AGREEMENT
This Cash Performance Award Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”) by and between Rosehill Resources Inc., a Delaware corporation (the “Company”), and _______________ (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1. Award. In consideration of the Participant’s past and/or continued employment with the Company or its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant, the Company hereby grants to the Participant this Award, which entitles the Participant to an amount equal to between [____] and [_____] of the Target Aggregate Award set forth in the Grant Notice, based on the achievement of the performance criteria set forth on Exhibit B, and subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. This Award is a Cash Award granted pursuant to Section 6(i) of the Plan. Prior to payment, this Award represents an unsecured obligation of the Company, payable only from the general assets of the Company.
2. Vesting.
(a) Except as otherwise set forth in Section 2(b) or Section 2(c), the Award shall vest in accordance with the vesting schedule set forth in the Grant Notice based on the level of performance attainment with respect to the applicable performance criteria provided in Exhibit B, which shall be determined by the Committee in its sole discretion following the end of each Performance Period. In the event of the termination of the Participant’s employment prior to the Payment Date for the Performance Period ending [________] (the “Final Payment Date”), but after giving effect to any accelerated vesting pursuant to Section 2(b) and Section 2(c), any unpaid and unvested portion of the Award will terminate automatically without any further action by the Company and will be forfeited without consideration or notice.
(b) Notwithstanding anything to the contrary in Section 2(a), in the event that, prior to the Final Payment Date, the Participant’s employment with the Company or an Affiliate, as applicable, is terminated by the Company without Cause, by the Participant for Good Reason, or due to the Participant’s death or Disability (as each term is defined below), then, provided that the Participant (or the Participant’s estate in the case of death) timely executes and delivers an effective release of claims (within the applicable twenty-one (21) or forty-five (45) day period specified in the release, which is not subsequently revoked) in a form provided by the Company, the Quarterly Cash Performance Award for such Performance Period shall vest based on actual performance, as determined by the Committee for such Performance Period at such time that determinations are made with respect to Cash Performance Awards held by other Company employees and will be settled in accordance with the terms of this Agreement; provided that the portion of the Quarterly Performance Award that shall vest shall be pro-rated based on the number of days the Participant is employed by the Company during the applicable Performance Period up to and including the termination date, divided by the total number of days in the Performance Period.
(c) Notwithstanding anything to the contrary in Section 2(a) or Section 2(b), in the event that, during the period immediately following a Change in Control and prior to the Final Payment Date, the Participant’s employment with the Company or an Affiliate, as applicable, is terminated by the Company without Cause (as defined below) or by the Participant for Good Reason (as defined below), then, provided that the Participant timely executes and delivers an effective release of claims (within the applicable twenty-one (21) or forty-five (45) day period specified in the release, which is not subsequently revoked)

in a form provided by the Company, the Quarterly Cash Performance Awards for each remaining Performance Period, including the Performance Period in process on the termination date, and the Annual Catch-Up Award, shall vest, without regard to continued service, based on the target level of performance and will be settled in accordance with the terms of this Agreement. Notwithstanding any term of this Award, if the Participant’s employment is terminated and the Participant becomes entitled to receive any payment or benefit under an employment agreement or other severance or incentive plan of the Company, this Award shall not be taken into consideration in determining the amount of such payment or benefit, except that there shall be no duplication of benefits.
For purposes of this Agreement, “Cause” shall mean: (i) the Participant’s material breach of this Agreement or any other written agreement between the Participant and the Company or an Affiliate, including the Participant’s breach of any material representation, warranty or covenant made under any such agreement, or the Participant’s breach of any policy or code of conduct established by the Company or an Affiliate and applicable to the Participant; (ii) the commission of an act of gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement on the part of the Participant; (iii) the commission by the Participant of, or conviction or indictment of the Participant for, or plea of nolo contendere by the Participant to, any felony (or state law equivalent) or any crime involving moral turpitude; or (iv) the Participant’s willful failure or refusal, other than due to disability, to perform the Participant’s obligations pursuant to this Agreement, any employment agreement with the Company or an Affiliate, as applicable, or to follow any lawful directive from the Company, as determined by the Company; provided, however, that if the Participant’s actions or omissions as set forth in this clause (iv) of this definition are of such a nature that the Company determines that they are curable by the Participant, such actions or omissions must remain uncured thirty (30) days after the Company has provided the Participant written notice of the obligation to cure such actions or omissions.
For purposes of this Agreement, “Disability” shall mean “disability” (or a word of like import) as defined under any written employment agreement entered into by and between the Participant and the Company or an Affiliate, as applicable, or, in the absence of such an agreement or definition, a Disability shall exist if the Participant is unable to perform the essential functions of the Participant’s position (after accounting for any reasonable accommodation, if applicable and required by law), due to an illness or physical or mental impairment or other incapacity that continues, or can reasonably be expected to continue, for a period in excess of 120 consecutive days or 180 days in any 12-month period, whether or not consecutive. The determination of whether the Participant has incurred a Disability shall be made in good faith by the Company.
For purposes of this Agreement, “Good Reason” shall mean: (i) a material diminution in the Participant’s base salary (other than an across-the-board reduction that affects similarly situated employees in substantially the same proportion as the Participant) or authority, duties and responsibilities with the Company or an Affiliate; provided, however, that if the Participant is serving as an officer or member of the board of directors (or similar governing body) of any member of the Company, an Affiliate or any other entity in which a the Company or an Affiliate holds an equity interest, in no event shall the removal of the Participant as an officer or board member, regardless of the reason for such removal, constitute Good Reason; (ii) a material breach by the Company of any of its covenants or obligations under this Agreement; or (iii) the relocation of the geographic location of the Participant’s principal place of employment by more than 75 miles from the location of the Participant’s principal place of employment as of the date of this Agreement. Notwithstanding the foregoing provisions of this definition or any other provision of this Agreement to the contrary, any assertion by the Participant of a termination for Good Reason shall not be effective unless all of the following conditions are satisfied: (A) the condition described in clause (i), (ii) or (iii) of this definition giving rise to such termination must have arisen without the Participant’s consent; (B) the Participant must provide written notice to the Company of the existence of such condition(s) within 30 days of the initial existence of such condition(s); (C) the condition(s) specified in such notice must remain uncorrected for 30 days following the Company’s receipt of such written notice; and (D) the date of the termination of the Participant’s employment with the Company or an Affiliate, as applicable, must occur within 60 days after the initial existence of the condition(s) specified in such notice.
(d) Notwithstanding any provision herein to the contrary, in the event of any inconsistency between this Section 2 and any written employment agreement entered into by and between the Participant and the Company or an Affiliate, as applicable, the terms of this Agreement shall control.
3. Settlement. As soon as administratively practicable following the Committee’s certification of the level of attainment of the performance criteria for the applicable Performance Period, but in no event later than 60 days following the end of the Performance Period, the Company shall pay the applicable Quarterly Cash Performance Award to the Participant in accordance with the Company’s normal payroll procedures and subject to all applicable withholding taxes and other authorized payroll deductions (such date of payment, the “Payment Date”). Neither this Section 3 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.
4. Non-Transferability. This Award and any rights therein to any Quarterly Cash Performance Award shall not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Neither the Award nor any rights therein to any Quarterly Cash Performance Award shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect against the Company and its Affiliates, except to the extent that such disposition is expressly permitted by the preceding sentence.
5. No Right to Continued Employment or Awards. Nothing in the adoption of the Plan, the Grant Notice nor this Agreement shall confer upon the Participant the right to continued employment by the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment at any time. The grant of the Award does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company. Unless otherwise provided in a written employment agreement or by applicable law, the Participant’s employment by the Company or any Affiliate, or any other entity shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Participant, the Company, any Affiliate, or other entity for any reason whatsoever, with or without Cause or notice. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive and binding for all purposes.
6. Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
(a) If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):
Rosehill Resources Inc.
Attn: Legal Department
16200 Park Row, Suite 300
Houston, Texas 77084

(b) If to the Participant, to the address for the Participant indicated on the signature page to the Grant Notice (as such address may be updated by the Participant providing written notice to such effect to the Company).
Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.
7. Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
8. Entire Agreement; Amendment. This Agreement, the Grant Notice and the Plan constitute the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Award; provided, however, that the terms of this Agreement shall not modify the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.
9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.
10. Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom this Award may be transferred by will or the laws of descent or distribution.
11. Clawback. Notwithstanding any provision in this Agreement, the Grant Notice or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any Securities and Exchange Commission rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, all Quarterly Cash Performance Awards hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.
12. Severability. If a court of competent jurisdiction determines that any provision of this Agreement (or any portion thereof) is invalid or unenforceable, then the invalidity or unenforceability of such provision (or portion thereof) shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.
13. Headings. Headings are for convenience only and are not deemed to be part of this Agreement.
14. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the Award is intended to be exempt from the applicable requirements of the Nonqualified Deferred Compensation Rules and shall be limited, construed and interpreted in accordance with such intent. For purposes of the Nonqualified Deferred Compensation Rules, each Quarterly Cash Performance Award shall be treated as a separate payment. Nevertheless, to the extent that the Committee determines that any portion of the Award may not be exempt from the Nonqualified Deferred Compensation Rules, then, if the Participant is deemed to be a “specified employee” within the meaning of the Nonqualified Deferred Compensation Rules, as determined by the Committee, at a time when the Participant becomes eligible for payment of any Quarterly Cash Performance Award upon his or her “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules, then to the extent necessary to prevent any accelerated or additional tax under the Nonqualified Deferred Compensation Rules, such payment will be delayed until the earlier of: (a) the date that is six months following the Participant’s separation from service and (b) the Participant’s death. Notwithstanding the foregoing, the Company and its Affiliates make no representations that any portion of the Award provided under this Agreement is exempt from or compliant with the Nonqualified Deferred Compensation Rules and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. The Participant’s employment shall terminate on the date that he or she experiences a “separation from service” as defined under the Nonqualified Deferred Compensation Rules.
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EXHIBIT B

AWARD VESTING CRITERIA AND METHODOLOGY
This Exhibit B to the Grant Notice contains the performance requirements and methodology applicable to the Award. Subject to the terms and conditions set forth in the Plan, the Agreement and the Grant Notice, the amount of each Quarterly Cash Performance Award and the Annual Catch-Up Award, if any, that becomes due will be determined in accordance with this Exhibit B. Following the completion of each Performance Period, the Committee shall have the sole discretion to determine whether the applicable performance goals have been met. Capitalized terms used but not defined herein or in the Grant Notice shall have the same meaning assigned to them in the Agreement or the Plan.

A.	Performance Criteria
[________________________]
Minimum, Target and Maximum Levels
[___________________________________]

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Exhibit C

Rosehill Resources Inc. Long-Term Incentive Plan
[SEE ATTACHED]